Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 2004, in the Registration Statement filed April 30, 2004 (Amendment No. 4 to Form S-1 No. 333-113526) and related Prospectus of Greenhill & Co., Inc.

/s/ Ernst & Young LLP

New York, New York
April 30, 2004